EXHIBIT 32

                        SECTION 1350 CERTIFICATION OF CEO

         To my knowledge, this Report on Form 10-Q for the quarter ended
March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                            By:  /s/ Harry J. Bailey
                                 -------------------------------------
                                 Name:   Harry J. Bailey
                                 Title:  President and Chief Executive Officer


Date: May 14, 2004



                        SECTION 1350 CERTIFICATION OF CFO

         To my knowledge, this Report on Form 10-Q for the quarter ended
March 31, 2004, fully complies with the requirements of Section 13(a) or 14(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                            By:  /s/ Bradley L. Smith
                                 -------------------------------------
                                 Name:   Bradley L. Smith
                                 Title:  Senior Vice President - Treasurer and
                                         Chief Financial Officer




Date: May 14, 2004









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